Exelon Electric & Gas

Senior Management



E. James Ferland
Chairman
John W. Rowe
President & CEO
Frank M. Clark
EVP & Chief of Staff; Chairman, ComEd
David W. Woods
SVP, Governmental & Public Affairs
John T. Hooker
SVP, State Legislative & Governmental Affairs (IL)
Corporate Communications
Corporate Contributions
Edwin Selover
EVP, Governance
Katherine K. Combs
Corporate Secretary
Ethics and Compliance
Internal Audit
Randall E. Mehrberg
EVP, Chief Administrative Officer and Chief Legal Officer
John L. Skolds
Sr EVP, Operations
Thomas M. O'Flynn
EVP, Generation Finance & Business Planning
John F. Young
EVP, Finance & Holdings
Elizabeth A. Moler
EVP, Gov & Env Affs & Public Policy
S. Gary Snodgrass
EVP & Chief Human Resources Officer
Ruth Ann M. Gillis
President, BSC
William A. VonHoene Jr.
General Counsel
Strategy & Corporate Planning
Ralph Izzo
EVP & President, Energy Delivery
John T. Costello
President, ComEd
Denis P. O'Brien
President, PECO
Ralph A. LaRossa
President, PSE&G
Christopher M. Crane
President & CNO
Mark R. Schiavoni
President, Power
Ian P. McLean
EVP & President, Power Team
Generation Finance
Business Planning
J. Barry Mitchell
CFO
Robert J. Dougherty
President, Holdings
Corporate Financial Planning & Risk Mgmt
Corporate Investor Relations
Corporate Development
Corporate Security